Exhibit 5


                      [SHEARMAN & STERLING LLP LETTERHEAD]
                599 LEXINGTON AVENUE | NEW YORK | NY | 10022-6069
            WWW.SHEARMAN.COM | T +1.212.848.4000 | F +1.212.848.7179


                                                                August 2, 2006

Vonage Holdings Corp.
23 Main Street
Holmdel, New Jersey  07733


Ladies and Gentlemen:

We have acted as counsel for Vonage Holdings Corp., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") of the Company filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to 44,058,743 shares of common stock, par value $0.001 of the Company (the "Shares"), to be issued from time to time pursuant to the Vonage Holdings Corp. 2001 Stock Incentive Plan and the Vonage Holdings Corp. 2006 Incentive
Plan (each, a "Plan").

In so acting, we have examined the Registration Statement, and we have also examined and relied as to factual matters upon the representations and warranties contained in originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with originals of all documents submitted to us as copies. The opinion expressed below is limited to the General Corporation Law of Delaware, and we do not express any opinion herein concerning any other law.

Based upon the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized by the Company and, when (a) issued and delivered by the Company in accordance with the terms of the relevant Plan and (b) paid for in full accordance with the terms of the relevant Plan, the Shares will be validly issued, fully paid and non-assessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                             Very truly yours,

LER                                           /s/ Shearman & Sterling LLP
DEL


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